UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200 New York, NY 10036 USA
(Address of principal executive offices)

Registrant’s telephone number, including area code: 49 89 250079460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 1.01. Entry into Material Definitive Agreement.

On April 23, 2020, Immunic, Inc. (the “Company”) entered into an engagement letter (the “Letter Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) relating to the Company’s registered direct offering of common stock (the “Offering”) to select investors (the “Investors”). Pursuant to the Letter Agreement, the Company agreed to pay the Placement Agent a cash fee of 6.5% of the gross proceeds from the Offering raised from Investors and to reimburse the Placement Agents for certain costs incurred in connection therewith.

In addition, on April 23, 2020, the Company and the Investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of an aggregate of 1,764,706 shares of the Company’s common stock in the Offering. The purchase price per share in the Offering was $8.50 for aggregate gross proceeds to the Company of approximately $15.0 million. The Securities Purchase Agreement restricts the Company from issuing additional common stock for a period of 75 days from the closing of the Offering, subject to certain exceptions.

The net proceeds to the Company from the Offering, after deducting the Company’s estimated offering expenses, are expected to be approximately $13.9 million. The Offering closed on April 27, 2020.

The Company’s common stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s Registration Statement on Form S-3 (Registration No. 333-225230), previously filed with the Securities and Exchange Commission and declared effective on June 13, 2018.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Letter Agreement and the Securities Purchase Agreement are subject to, and qualified in their entirety by, the forms of Letter Agreement and Securities Purchase Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. Dentons US LLP, counsel to the Company, delivered an opinion as to legality of the issuance of the shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 23, 2020, the Company issued a press release with respect to the information set forth above. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Dentons US LLP

10.1	Letter Agreement, dated April 23, 2020, between the Company and the Placement Agent

10.2	Form of Securities Purchase Agreement, dated April 23, 2020, between the Company and the investors party thereto

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 27, 2020	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer